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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 7, 1997 (except Note 11, as to which the date is April 25, 1997), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-23407) and related Prospectus of Aurora Biosciences Corporation for the registration of 4,025,000 shares of its common stock.


                                          ERNST & YOUNG LLP

San Diego, California

June 18, 1997